UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/19/2011

FIRST CENTURY BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-11671

WV	55-0628089
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

P.O. Box 1559, Bluefield, WV 24701-1559
(Address of principal executive offices, including zip code)

304-325-8181
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 14, 2011, the Compensation Committee (the "Committee") of First Century Bankshares, Inc. (the "Company") met to establish the salaries of the executive officers of the Company for 2012.
Base Salaries:

On December 14, 2011, the Committee authorized a 3% increase to the base salaries paid in 2011 for Mr. Frank W. Wilkinson, President and Chief Executive Officer of the Company, and of the Company's subsidiary, First Century Bank ( the "Bank"), Mr. J. Ronald Hypes, Treasurer of the Company and Senior Vice President and Chief Financial Officer of the Bank and Mr. John P. Beckett, Senior Vice President and Executive Trust Officer of the Bank. These individuals are expected to be the named executive officers of the Company reported in the 2012 proxy statement. The base salaries for these executive officers were based on:

*        the Committee's evaluation of each officer's individual job performance;

*        an assessment of the Company's performance;
*        a consideration of aggregate amount of all components of compensation paid to the executive officers;
*         a consideration of the overall economic environment.

After a discussion of the above considerations, the Committee determined that the base salaries of Mr. Frank W. Wilkinson, Mr. J. Ronald Hypes and Mr. John P. Beckett for 2012 be set as follows:

*        Mr. Frank W. Wilkinson - $185,400

*        Mr. J. Ronald Hypes - $154,500
*        Mr. John P. Beckett - $150,001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CENTURY BANKSHARES, INC.

Date: December 19, 2011	By:	/s/ J. Ronald Hypes
J. Ronald Hypes
Treasurer (Principal Accounting and Financial Officer)